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                     [MORRISON & FOERSTER LLP LETTERHEAD]


                                 June 30, 2000


Barclays Global Investors Funds, Inc.
111 Center Street
Little Rock, AR 72201


     Re:  Shares of Common Stock of Barclays Global Investors Funds, Inc.
          ---------------------------------------------------------------

Ladies/Gentlemen:

     We refer to Post-Effective Amendment No. 23 and Amendment No. 27 to the Registration Statement on Form N-1A (SEC File Nos. 33-54126 and 811-7332) (the "Registration Statement") of Barclays Global Investors Funds Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock of the Company (collectively, the "Shares").

     We have been requested by the Company to furnish this opinion as Exhibit
(i) to the Registration Statement.

     We have examined documents relating to the organization of the Company and its series and the authorization and issuance of shares of its series. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company during the five-month period ended December 31, 1999 for the Institutional Money Market Fund, the ten-month period ended December 31, 1999 for the Asset Allocation, Bond Index, Money Market and S&P 500 Stock Funds, and the fiscal year ended February 29, 2000 for the LifePath Funds.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares by the Company has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses, the Shares will be validly issued, fully paid and nonassessable by the Company.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Legal Counsel" in the Statements of Additional Information, which are included as part of this Registration Statement.

                                   Very truly yours,

                                   /s/ MORRISON & FOERSTER LLP

                                   MORRISON & FOERSTER LLP